UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:     August 25, 2004

Commission File Number 000-31249

CRITICAL HOME CARE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	88-0331369
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. Number)

26777 CENTRAL PARK BLVD., SUITE 200 SOUTHFIELD, MI	48076
(Address of principal executive offices)	Zip Code

Registrant's telephone no.: 248-352-7530

Item 8.01.  Other Events.

On August 25, 2004, Critical Home Care, Inc. issued a press release announcing its financial results for the three months ended June 30, 2004 and certain other information.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.  Critical Home Care, Inc. filed its financial results for the three months ended June 30, 2004 on August 20, 2004 on Form 10-Q and on September 1, 2004 on Form 10-Q/A.

The information furnished under Item 8.01 and Item 9.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits.

(c)     Exhibits.

         Exhibit 99.1  Press Release, dated August 25, 2004.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Critical Home Care, Inc.

By: /s/ John E. Elliott II John E. Elliott II Its: Chairman of the Board and Chief Executive Officer

September 1, 2004